Exhibit 3.2

                                     BY-LAWS

                                       OF

                                 WAVETECH, INC.

                                    ARTICLE I

                                     OFFICES

     The registered office of the corporation shall be at 7050 Kaighn Avenue, Pennsauken, New Jersey 08109 but such address may be changed from time to time by the Board of Directors.

     The corporation shall have a principal office and such other offices, either within or without the State of New Jersey, as the Board of Directors may designate or the business of the corporation may require from time to time.


                                   ARTICLE II

                                  SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held on the Third (3rd) Monday of October each year, beginning with the year 1986, at the hour of 10:00 A.M., local time, for the election of directors and such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment hereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be practicable.


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SECTION 2. SPECIAL  MEETING.  Special meetings of the shareholders may be called by the Board of Directors, by the President, or by the holders of not less than one-fifth of the outstanding shares entitled to vote at such meeting, and shall be called by the President or the Secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

SECTION 3. PLACE OF MEETING. Special meetings of the shareholders shall take place at such location within the State of New Jersey or as designated by the Board of Directors.

SECTION 4. NOTICE OF MEETING. Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is an annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than thirty (30) nor more than sixty (60) days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of New Jersey and consent


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to the holding of a meeting,  such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a state period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall not be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be no more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books is not closed and no record date is fixed for the determination shareholders entitled to notice of or to vote at a meeting shareholders, or shareholders entitled to receive payment of a dividend, the first date on which notice of the meeting mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.



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SECTION  7.  VOTING  RECORD.  The  officer or agent  having  charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or stock transfer books or to vote at any meeting of shareholders.

SECTION 8. QUORUM: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noted. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 9. PROXIES. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must by signed by the shareholder or his attorney-in-fact. No proxy shall be valid after eleven
(11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except otherwise provided by law.


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SECTION 10. VOTE OF SHAREHOLDERS.  Except as otherwise required by statute or by the certificate of incorporation:

(a) at each election of directors every shareholder entitled to vote at such election shall have one vote for each full voting share of the corporation that stands in that person's name on the books of the corporation;

(b) all corporate action, including that of the election of Directors, shall be authorized by a majority of the votes cast.

SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by either the president of such corporation or by proxy appointed by him unless the Board of Directors of such corporation should determine otherwise, in which event any other person authorized to vote such shares shall produce a certified copy of a resolution of the board of Directors of such corporation so indicating.

Shares held by an administrator, executor, guardian, conservator, or committee may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the joint names of three or more fiduciaries shall be voted in the manner determined by the majority of such fiduciaries, unless the instrument or order appointing such fiduciaries otherwise directs.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver


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without the transfer thereof into his name if authority so to do be contained in
___ appropriate order of the court by which such receiver is appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred to the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

SECTION 12. INSPECTORS OF ELECTION. The board may, in ________ance of any shareholders' meeting, or of the tabulation written consents of shareholders without a meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If inspectors to act at any meeting of shareholders are not so appointed or shall fail to qualify, the person presiding at a shareholders' meeting ___ and on the request of any shareholder entitled to ____ thereat, shall, make such appointment.

____ inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute ____ duties of inspector with strict impartiality and according to the best of his ability. No person shall be elected a _____ in an election for which he has served as an inspector.


                                   ARTICLE III

                                    DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

SECTION  2.  ELECTION  AND  TERM  OF  DIRECTORS.   At  each  annual  meeting  of
shareholders, the shareholders shall elect directors to hold office until the next annual meeting.


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Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

SECTION 3. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be no more than 9, however, the initial number of directors of the corporation shall be four (4), and this current board may be increased from time to time to fill the vacancies without amendment of this By-law. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of New Jersey nor shareholders of the corporation.

SECTION 4. REGULAR MEETING. A regular meeting of the Board of Directors shall be held without other notice than this By-law, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of New Jersey for the holding of additional regular meetings without other notice than such resolution.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors ____ fix any place, either within or without the State of New Jersey as the place for holding any special meeting of the board of Directors called by them.

SECTION 6.  NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

(a) Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the President upon three (3) days' notice to each director either personally or by mail or wire; special meetings shall be called by the President or by the Secretary in a


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


like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

(b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

SECTION 7. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of Directors, or by a committee thereof, at a meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the directors, or by all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

SECTION 8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be fulled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without a cause shall be filed by vote of the shareholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

SECTION 9. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.


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SECTION 10.  RESIGNATION.  A director  may resign at any time by giving  written notice to the board, the President or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

SECTION 11. QUORUM OF DIRECTORS. A majority of the then _______ board shall constitute a quorum for the transaction of business or of any specified item of business.

SECTION 12. ACTION OF THE BOARD. Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director ______ shall have one vote regardless of the number of _______, if any, which he may hold.

SECTION 13. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an __________________ committee and one or more other committees each _________________, to the extent provided in such resolution, shall _________ may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the By-laws.

SECTION 14. COMPENSATION. No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be


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authorized. Nothing herein contained shall be construed to preclude any director form serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1.  OFFICERS, ELECTION, TERM.

(a) The board may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

(b) All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

(c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

SECTION 2.  REMOVAL, RESIGNATION, SALARY, ETC.

(a) Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

(b) In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

(c) Any two or more offices may be held by the same person, except the offices of president and secretary.

(d) The salaries and other compensation of all officers, employees and agents of the corporation shall be fixed by the board of Directors, except that the Board


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of Directors may designate the president or other officer of the  corporation to fix the salaries of all or certain employees.

(e) The directors may require any officer to give security for the faithful performance of his duties.

SECTION 3. PRESIDENT. The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. It shall, when present, preside at all meetings of the shareholders. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and deeds, mortgages, bonds, contracts, or other instruments which the board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer of agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 4. VICE-PRESIDENT. In the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there no more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of Directors.



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SECTION 5.  SECRETARY.  The secretary shall:

(a) attend all meetings of the board and of the shareholders;

(b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

(c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

(d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

(e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

(f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner.

(g) perform such other duties as may be prescribed by the board.

SECTION 6. ASSISTANT-SECRETARIES. During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

SECTION 7.  TREASURER.  The treasurer shall:

(a) have custody of corporate funds and securities;

(b) keep full and accurate accounts of receipts and disbursements in the corporate books;

(c) deposit all such moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

(d) disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;



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(e) render to the president and board at the regular  meetings of the board,  or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;

(f) render a full financial report at the annual meeting of the shareholders if so requested;

(g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation;

(h) perform such other duties as are given to him by these By-laws or as from time to time are assigned to him by the board or the president. The President may also hold the office of Treasurer.

SECTION 8. ASSISTANT TREASURER. During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary of by the board, shall have all the powers and functions of the treasurer.

SECTION 9. CHAIRMAN OF THE BOARD. The office of chairman of the board is hereby authorized. The Board of Directors may elect a chairman of the board as an executive officer of the corporation and, subject to the control of the Board of Directors, or, the Board of Directors may elect one of its members to act as chairman for such board meeting as the board deems appropriate. If no specific chairman of the board is elected either permanently or temporarily, the president, when present, shall preside over meetings of the Board of Directors.

SECTION 10. SURETIES AND BONDS. In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.



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                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of
Directors. Such certificates shall be signed by the president or a vice-president and by the secretary or an assistant secretary and shall bear the corporate seal.

The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

SECTION 2. LOST OR DESTROYED CERTIFICATES. The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require an affidavit from the person claiming the certificate to be lost or destroyed, or require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or




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sureties  as it may  direct as  indemnity  against  any  claim  that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 3.  TRANSFER OF SHARES.

(a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten (10) days next preceding the annual meeting of shareholders.

(b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New Jersey.

SECTION 4. CLOSING TRANSFER BOOKS. The board shall have the power to close the share transfer books of the corporation for a period of not more than ten (10) days during the thirty (30) day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.




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                                   ARTICLE VI

                                    DIVIDENDS

Subject to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall think conducive to the interests of the corporation, and the board may modify or abolish such reserve.


                                   ARTICLE VII

                                 CORPORATE SEAL

The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." The seal may be used by causing it to be impressed directly in the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment may be a facsimile, engraved or printed.


                                  ARTICLE VIII

                            EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.



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                                   ARTICLE IX

                                   FISCAL YEAR

The fiscal year shall begin the 1st day of September of each year.


                                    ARTICLE X

                               BOOKS AND ACCOUNTS

The corporation shall keep books and records of account and minutes of the proceedings of the shareholders, Board of Directors and executive committee, if any. Such books, records and minutes may be kept outside this State. The corporation shall make available for inspection at its registered office, or at the office of a transfer agent in this State, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof, within ten (10) days after demand by a shareholder entitled to inspect them, except that in the case of shares listed on a national securities exchange, the records may be made available at the office of a transfer agent within or without this State.


                                   ARTICLE XI

                                   INSPECTION

Any person who shall have been a shareholder of record of the corporation for at least six (6) months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least five (5) percent of the outstanding shares of any class or series, upon at least five (5) days' written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the shareholders and record of shareholders and to make extracts therefrom at the places where the same are kept.



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

                                   ARTICLE XII

                         LOANS TO OFFICERS OR EMPLOYEES

The corporation may lend money to, or guarantee any obligation of, or otherwise assist, any officer or other employee of the corporation or of any subsidiary, whenever it may reasonably be expected to benefit the corporation. If the officer or employee is also a director of the corporation, such loan, guarantee or assistance, unless pursuant to a plan adopted by the shareholders in accordance with the provisions of Chapter 8 of the Act (Employee Benefit Plans), shall be authorized by a majority of the entire Board of Directors.


                                  ARTICLE XIII

                             DISALLOWED COMPENSATION

Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.


                                   ARTICLE XIV

                                WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-laws, or under the provisions of the Articles of Incorporation, or under the provisions of the New Jersey Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



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

                                   ARTICLE XV

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Except as provided herein below, any such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors who were or are not parties to such action, suit, or proceeding, or (b) by the shareholders.

Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the



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

final disposition of such action or proceeding, if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without any further determination that he has met the applicable standard of conduct set forth above.


                                   ARTICLE XVI

                   REFERENCES TO CERTIFICATE OF INCORPORATION

Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.


                                  ARTICLE XVII

                                 BY-LAW CHANGES

SECTION 1.  AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

(a) Except as otherwise provided in the certificate of incorporation the By-laws may be amended, repealed or adopted by majority vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the board but any By-law adopted by the board may be amended by the shareholders entitled to vote thereon as hereinabove provided.

(b) If any By-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the




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

next meeting of shareholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

Read, approved and adopted by the Board of Directors, this 15th day of July, 1986.


                                      WAVETECH, INC.


                                      --------------------------------
                                      JOSEPH LEPORACE


                                      --------------------------------
                                      SERGIO ZEFELIPPO


                                      --------------------------------
                                      F. CLARK WALTON






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